UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: April 16, 2014

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 16, 2014, OurPet’s Company (“OurPet’s”), its wholly owned subsidiaries, Virtu Company and SMP Company, Incorporated (the “Subsidiaries”) renegotiated their financing agreements (including a revolving credit facility and term loans) with FirstMerit Bank, N.A., (the “Lender”) and replaced their current loan agreements for such loan facilities with the following: (a) Business Loan Agreement (Asset Based) among OurPet’s, the Subsidiaries and the Lender for a $5,000,000 revolving line of credit; (b) Promissory Note in the principal amount of $5,000,000 from OurPet’s and the Subsidiaries; and (c) Promissory Note in the principal amount of $277,777.92 from OurPet’s and the Subsidiaries (collectively, the “Financing Agreements”).

The Financing Agreements (i) increase OurPet’s limit on capital expenditures has been increased to $750,000 from $500,000, (ii) approve OurPet’s scheduled payments on its subordinated debt, and (iii) adjust the interest rate on the indebtedness from .5% plus Lender’s prime lending rate to LIBOR + 225 basis points.

Further, the personal guarantee of Dr. Steven Tsengas, OurPet’s CEO, and his wife on OurPet’s loan facilities with the Lender have been terminated.

The foregoing description of the Financing Agreements is not complete and is qualified in its entirety by reference to each of the Financing Agreements, which are attached to this current report as Exhibits 10.84, 10.85 and 10.86.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this current report on Form 8-K are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.84	Business Loan Agreement (Asset Based), dated April 16, 2014, between OurPet’s Company, SMP Company, Incorporated, Virtu Company and FirstMerit Bank, N.A.

Exhibit 10.85	Promissory Note in the principal amount of $5,000,000, dated April 16, 2014, executed by OurPet’s Company, SMP Company, Incorporated, Virtu Company

Exhibit 10.86	Promissory Note in the principal amount of $277,777.92, dated April 16, 2014, executed by OurPet’s Company, SMP Company, Incorporated, Virtu Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OurPet’s Company

By:	/s/ Scott R. Mendes
Name:	Scott R. Mendes
Title:	Chief Financial Officer and Treasurer

Dated: April 17, 2014